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Exhibit 99.1

        LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the
10.25%/11.00% Senior Notes due 2016 of YCC Holdings LLC and Yankee Finance, Inc.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2011 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY YCC HOLDINGS LLC AND YANKEE FINANCE, INC. IN THEIR SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

HSBC Bank USA, National Association

By Registered Mail, Certified Mail or Overnight Carrier:	Facsimile Transmission:
HSBC Bank USA, National Association	(for eligible institutions only)
Two Hanson Place, 14th Floor	(718) 488-4488
Brooklyn, New York 11217
Attention: Corporate Trust Operations	Confirm by Telephone: (800) 662-9844

        Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of this Letter of Transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        The undersigned acknowledges receipt of the prospectus, dated                        , 2011 (the "Prospectus"), of YCC Holdings LLC and Yankee Finance, Inc. (collectively, the "Issuers"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuers' offer (the "Exchange Offer") to exchange up to $315,000,000 aggregate principal amount of 10.25%/11.00% Senior Notes due 2016 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), of the Issuers, for a like aggregate principal amount of outstanding 10.25%/11.00% Senior Notes due 2016 (the "Old Notes"), of the Issuers.

        The terms of the Exchange Notes and the Old Notes are identical in all respects, except that, because the offer of the Exchange Notes will have been registered under the Securities Act, the Exchange Notes will not be subject to transfer restrictions, registration rights or the related provisions for increased interest if we default under the Registration Rights Agreement.

        Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

        Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance with respect to tender procedures or for additional copies of the prospectus and this Letter of Transmittal may be directed to the Exchange Agent.

        The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        Please read the entire Letter of Transmittal and the prospectus carefully before checking any box below.

        List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and aggregate principal amounts should be listed on a separate signed schedule affixed hereto.

Outstanding Old Notes:

DESCRIPTION OF OLD NOTES

Name(s) And Address(es) of Registered Holder(s) (Please Fill In)	Certificate Number(s)*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total principal amount of Outstanding Old Notes

*	Need not be completed by holders delivering by book-entry transfer (see below).
**	Old Notes may be tendered in whole or in part in minimum denominations of U.S. $2,000 and integral multiples of U.S.$1,000 in excess thereof. All Old Notes held shall be deemed tendered unless a lesser number is specified in this column. See Instruction 4.

        Unless the context otherwise requires, the term "holder" for purposes of this Letter of Transmittal means any person in whose name Old Notes are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by The Depository Trust Company ("DTC").

  Please read this entire Letter of Transmittal carefully before completing the boxes below.

☐
Check here if certificates for tendered Old Notes are enclosed herewith.

☐
Check here if tendered Old Notes are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with DTC and complete the following:

Name of Tendering Institution:

Account Number with DTC:

Transaction Code Number:

☐
Check here if you tendered by book-entry transfer and desire any non-exchanged notes to be returned to you by crediting the book-entry transfer facility account number set forth above.

 Broker-Dealer Status

☐
Check here if you are a broker-dealer that acquired your Old Notes for your own account as a result of market-making or other trading activities and wish to receive 10 additional copies of the Prospectus and any amendments or supplements thereto.

Name:

Address:

Note: signatures must be provided below

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to YCC Holdings LLC and Yankee Finance, Inc. (collectively, the "Issuers") the principal amount of the Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of all or any portion of the Old Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuers all right, title and interest in and to such Old Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as an agent of the Issuers) of the undersigned, with full power of substitution, to cause the Old Notes to be assigned, transferred and exchanged.

        The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or either Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by the book-entry transfer facility. The undersigned further agrees that acceptance of any and all validly tendered Old Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of their obligations under the Registration Rights Agreement, dated as of February 9, 2011, among the Issuers and the initial purchasers party thereto (the "Registration Rights Agreement"), and that the Issuers shall have no further obligations or liabilities thereunder. The undersigned will comply with its obligations under the Registration Rights Agreement.

        The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "Exchange Offer—Conditions to the Exchange Offer." As a result of these conditions (which may be waived, in whole or in part, by either Issuer), as more particularly set forth in the Prospectus, the Issuers may not be required to exchange any of the Old Notes tendered hereby and, in such event, the Old Notes not exchanged will be returned to the undersigned at the address shown above, promptly following the expiration or termination of the Exchange Offer. In addition, the Issuers may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth under "Exchange Offer—Conditions to the Exchange Offer" occur.

        Tenders of Old Notes pursuant to any one of the procedures described in the Prospectus and in the instructions attached hereto will, upon the Issuers' acceptance for exchange of such tendered Old Notes, constitute a binding agreement between the undersigned and the Issuers upon the terms and subject to the conditions of the Exchange Offer. Under circumstances set forth in the Prospectus, the Issuers may not be required to accept for exchange any of the Old Notes.

        By tendering Old Notes and executing this Letter of Transmittal, the undersigned represents that (1) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes within the meaning of the federal securities laws, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an "affiliate" of either Issuer within the meaning of Rule 405 under the Securities Act and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Any holder of Old Notes using the Exchange Offer to participate in a distribution of the Exchange Notes (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available May 13, 1988) or similar interpretive letters and (ii) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. tendered Old Notes may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal. Except as stated in the Prospectus, this tender is irrevocable.

        Certificates for all Exchange Notes delivered in exchange for tendered Old Notes and any Old Notes delivered herewith but not exchanged, and registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned unless otherwise instructed under "Special Issuance Instructions" or "Special Delivery Instructions" on pages 6 and 7 below, respectively.

        The undersigned, by completing the box entitled "Description of Old Notes" above and signing this letter, will be deemed to have tendered the Old Notes as set forth in such box.

PLEASE SIGN HERE
(To Be Completed By All Tendering Holders of
Old Notes Regardless of Whether Old Notes
Are Being Physically Delivered Herewith, unless an Agent's Message
Is Delivered in Connection with a Book-Entry Transfer of Such Old Notes)

        This Letter of Transmittal must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Exchange Agent of such person's authority to so act. See Instruction 5 below.

If the signature appearing below is not of the registered holder(s) of the Old Notes, then the registered holder(s) must sign a valid power of attorney.

X
X
Signature(s) of Holder(s) or Authorized Signatory

Dated
Name(s)

Capacity
Address
Including Zip Code

Area Code and Telephone No.

Please Complete IRS Form W-9 or IRS Form W-8, as applicable
SIGNATURE GUARANTEE (If required—see Instructions 2 and 5 below)
Certain Signatures Must be Guaranteed by a Signature Guarantor

(Name of Signature Guarantor Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)
(Authorized Signature)
(Printed Name)
(Title)

  Dated

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 4 through 7)

  To be completed ONLY if certificates for Old Notes in a principal amount not tendered are to be issued in the name of, or Exchange Notes issued pursuant to the Exchange Offer are to be issued in the name of, someone other than the person or persons whose name(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal.

Issue:	☐ Exchange Notes	☐ Old Notes
(Complete as applicable)

Name	(Please Print)
Address	(Please Print)
(Zip Code)
Tax Identification or Social Security Number (See IRS Form W-9)

Credit Old Notes not tendered, but represented by certificates tendered by this Letter of Transmittal, by book-entry transfer to:
☐	The Depository Trust Company
☐

☐	Account Number

Credit Exchange Notes issued pursuant to the Exchange Offer by book-entry transfer to:
☐	The Depository Trust Company
☐

☐	Account Number

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 4 through 7)

  To be completed ONLY if certificates for Old Notes in a principal amount not tendered, or Exchange Notes, are to be sent to someone other than the person or persons whose name(s) appear(s) within this Letter of Transmittal to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal.

Deliver:	☐ Exchange Notes	☐ Old Notes
(Complete as applicable)

Name	(Please Print)
Address	(Please Print)
(Zip Code)

  Is this a permanent address change:

  ☐    Yes        ☐    No (check one box)

 INSTRUCTIONS TO LETTER OF TRANSMITTAL
Forming Part of the Terms and Conditions
of the Exchange Offer

        1.    Delivery of this Letter of Transmittal and Old Notes.    This Letter of Transmittal is to be completed by holders of Old Notes if certificates representing such Old Notes are to be forwarded herewith, or, unless an agent's message is utilized, if delivery of such certificates is to be made by book-entry transfer to the account maintained by DTC, pursuant to the procedures set forth in the Prospectus under "Exchange Offer—Procedures for Tendering Old Notes." To tender in the Exchange Offer, a holder must complete, sign and date this Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by these Instructions or transmit an agent's message in connection with a book-entry transfer, and, unless transmitting an agent's message in connection with a book-entry transfer, mail or otherwise deliver this Letter of Transmittal or the facsimile, together with the Old Notes and any other required documents, to the exchange agent prior to the expiration date. To be tendered effectively, the Old Notes, this Letter of Transmittal or an agent's message and other required documents must be completed and received by the Exchange Agent at its address prior to the expiration date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described in the Prospectus under "Exchange Offer—Procedures for Tendering Old Notes." Confirmation of the book-entry transfer must be received by the Exchange Agent prior to the expiration date.

        The method of delivery of this Letter of Transmittal, the Old Notes and all other required documents to the Exchange Agent is at the election and sole risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service. In all cases, holders should allow for sufficient time to ensure delivery to the Exchange Agent prior to the expiration of the Exchange Offer. Holders may request their broker, dealer, commercial bank, trust company or nominee to effect these transactions for such holder. Holders should not send any Old Note, Letter of Transmittal or other required document to the Issuers.

        2.    Guarantee of Signatures.    Signatures on this Letter of Transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations) unless the Old Notes tendered hereby are tendered (1) by a registered holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed any of the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions," on the Letter of Transmittal, or (2) for the account of an "eligible guarantor institution." If the Old Notes are registered in the name of a person other than the person who signed the Letter of Transmittal or if Old Notes not tendered are to be returned to, or are to be issued to the order of, a person other than the registered holder or if Old Notes not tendered are to be sent to someone other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered Old Notes must be guaranteed as described above. Beneficial owners whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Old Notes. See "Exchange Offer—Procedures for Tendering" in the Prospectus.

        3.    Withdrawal of Tenders.    Except as otherwise provided in the Prospectus, tenders of Old Notes may be withdrawn at any time prior to the expiration date. For a withdrawal of tendered Old Notes to be effective, either a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the expiration date at its address set forth on the cover of this Letter of

Transmittal or you must comply with the appropriate withdrawal procedures of DTC's Automated Tender Offer Program. Any notice of withdrawal must (1) specify the name of the person having deposited the Old Notes to be withdrawn, (2) identify the Old Notes to be withdrawn, including the certificate number(s) and principal amount of the Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited, (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of the Old Notes into the name of the person withdrawing the tender, and (4) specify the name in which any Old Notes are to be registered, if different from that of the person depositing the Old Notes to be withdrawn. If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of such withdrawal even if physical release is not yet effected.

        Any permitted withdrawal of Old Notes may not be rescinded. Any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, properly withdrawn Old Notes may be retendered by following one of the procedures described in the Prospectus under the caption "Exchange Offer—Procedures for Tendering Old Notes" at any time prior to the expiration date.

        4.    Partial Tenders.    Tenders of Old Notes pursuant to the Exchange Offer will be accepted only in principal amounts of at least U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof. If less than the entire principal amount of any Old Notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the last column of the box entitled "Description of Old Notes" herein. The entire principal amount represented by the certificates for all Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes held by the holder is not tendered, certificates for the principal amount of Old Notes not tendered and Exchange Notes issued in exchange for any Old Notes tendered and accepted will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated herein) to the holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 6), promptly after the expiration date. Any untendered portion of an Old Note must be in a principal amount of U.S.$2,000 or in integral multiples of U.S.$1,000 in excess thereof.

        5.    Signature on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.    If this Letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of certificates without alteration, enlargement or change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on the security position listing as the owner of the Old Notes tendered hereby, the signature must correspond with the name shown on such security position listing the owner of the Old Notes.

        If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

        If this Letter of Transmittal is signed by the holder, and the certificates for any principal amount of Old Notes not tendered are to be issued (or if any principal amount of Old Notes that is not tendered is to be reissued or returned) to or, if tendered by book-entry transfer, credited to the account of DTC of the registered holder, and Exchange Notes exchanged for Old Notes in connection with the Exchange Offer are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Old Notes nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Old Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered holder(s) appear(s) on such Old Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Old Notes, exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or bond power guaranteed by a signature guarantor or an eligible guarantor institution, unless such certificates or bond powers are executed by an eligible guarantor institution. See Instruction 2.

        Endorsements on certificates for Old Notes and signatures on bond powers provided in accordance with this Instruction 5 by registered holders not executing this Letter of Transmittal must be guaranteed by an eligible institution. See Instruction 2.

        If this Letter of Transmittal or any certificates representing Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Exchange Agent of their authority so to act must be submitted with this Letter of Transmittal.

        6.    Special Issuance and Special Delivery Instructions.    Tendering holders should indicate in the applicable box or boxes the name and address to which Old Notes for principal amounts not tendered or Exchange Notes exchanged for Old Notes in connection with the Exchange Offer are to be issued or sent, if different from the name and address of the holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer-identification number of the person named must also be indicated. If no instructions are given, Old Notes not tendered will be returned to the registered holder of the Old Notes tendered. For holders of Old Notes tendered by book-entry transfer, Old Notes not tendered will be returned by crediting the account at DTC designated above.

        7.    Taxpayer Identification Number and IRS Form W-9.    Each tendering holder is required to provide the Exchange Agent with its correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to backup withholding and a U.S.$50 penalty imposed by the Internal Revenue Service.

        To prevent backup withholding, each holder tendering Old Notes must provide such holder's correct TIN by completing the IRS Form W-9, certifying that such holder is a U.S. person (as defined in the instructions to the IRS Form W-9 which were previously provided to your bank or broker and which are also available at www.irs.gov), that the TIN provided is correct, and that such holder is not subject to backup withholding. Holders that are not U.S. persons for U.S. federal income tax purposes must complete and submit an IRS Form W-8BEN or other applicable IRS Form W-8, signed under penalties of perjury, attesting to the holder's foreign status and, if applicable, qualification for exemption from U.S. withholding, to avoid backup withholding. Such forms may be obtained at the IRS website at www.irs.gov. A copy of the IRS Form W-9 and the related instructions may also be obtained from your bank or broker. If you provide an incorrect TIN, you may be subject to penalties imposed by the IRS.

        Backup withholding is not an additional tax, but rather is credited against the holder's U.S. federal income tax liability. Holders are advised to consult their tax advisors to ensure compliance with the procedural requirements to reduce or avoid withholding or, if applicable, to file a claim for a refund of withheld amounts in excess of the holder's U.S. federal income tax liability.

        8.    Mutilated, Lost, Stolen or Destroyed Old Notes.    Any holder whose Exchange Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

        9.    Irregularities.    All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of any tenders of Old Notes pursuant to the procedures described in the Prospectus and the form and validity of all documents will be determined by the Issuers, in their sole discretion, which determination shall be final and binding on all parties. The Issuers reserve the absolute right, in their sole discretion, to reject any or all tenders of any Old Notes determined by it not to be in proper form or the acceptance of which may, in the opinion of the Issuers' counsel, be unlawful. The Issuers also reserve the absolute right, in their sole discretion, to waive or amend any of the conditions of the Exchange Offer or to waive any defect or irregularity in the tender of any particular Old Notes, provided however that, to the extent such waiver includes any condition to tender, the Issuers will waive such condition as to all tendering holders. The Issuers' interpretations of the terms and conditions of the Exchange Offer (including, without limitation, the instructions in this Letter of Transmittal) shall be final and binding. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as the Issuers shall determine. None of the Issuers, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Tenders of such Old Notes shall not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless such holders have otherwise provided herein, promptly following the expiration date.

        10.    Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

        IMPORTANT: This Letter of Transmittal or a facsimile thereof (together with certificates for Old Notes and all other required documents) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

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  Exhibit 99.1
Broker-Dealer Status
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS TO LETTER OF TRANSMITTAL Forming Part of the Terms and Conditions of the Exchange Offer